Five Oaks Investment Corp. Reports First Quarter 2017 Financial Results

NEW YORK, May 10, 2017 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the first quarter ended March 31, 2017. For the first quarter, the Company reported GAAP net income of $1.5 million, or $0.08 per basic and diluted share, comprehensive income of $5.0 million, or $0.29 per basic and diluted share, and core earnings (1) of $2.7 million, or $0.15 per basic and diluted share. The Company also reported a net book value of $6.14 per share on a basic and diluted basis at March 31, 2017.

First Quarter Summary

  Realized a positive economic return on our common stock of 4.8% (19.3% annualized), comprised of $0.14 increase in net book value per share and $0.15 dividend per common share (2).
  We continued the reduction of Non-Agency RMBS exposure from $12.8 million at December 31, 2016 to $4.9 million at March 31, 2017 (on a non-GAAP combined basis).  We also reduced our Multi-Family MBS exposure from $91.5 million at December 31, 2016 to $55.5 million at March 31, 2017.
  We continued to redeploy a portion of the capital released from selling down our credit exposure into Agency RMBS, which increased from $790.2 million at December 31, 2016 to $999.9 million at March 31, 2017. In order to minimize the potential impact of interest rate volatility, the increase was composed of purchases of Agency hybrid-ARMs.

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions or other one-time charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

(2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "As we had anticipated when reporting our fourth quarter 2016 results, market expectations for speedy implementation of the new administration's economic and fiscal plans faded somewhat during the first quarter, and market conditions as a result exhibited lower volatility than the prior quarter. The 10-year treasury fluctuated within a relatively narrow band of 2.31% to 2.63%, but uncertainty persists with regard to the extent and timing of future Federal Reserve interest rate increases as well as the manner in which the Fed plans to begin reducing their balance sheet investment portfolio. Mortgage spreads have already widened out somewhat since quarter end, likely in anticipation of future Fed actions, and we retain a defensive bias in expectation that there may be further spread widening to come as such actions unfold.

We have now effectively completed our transition to a simpler business strategy that is easier to understand. In particular, we have sold substantially all of our Non-Agency RMBS securities, and significantly reduced our Multi-Family MBS exposure, focusing on those positions that were repo financed. We have continued to reallocate a portion of the capital released from these sales into intermediate Agency hybrid floating-rate securities, a sector that we believe still offers attractive risk-adjusted investment opportunities, and for which financing conditions remain positive after last year's money market reforms. I am particularly pleased that an increase of $0.14 in book value per share made a positive contribution to our overall economic return of 4.8% for the quarter. While this will not always be possible should volatility spike again, I do believe it validates our continued focus on methodical and dynamic hedging strategies. On the cost side, as is typical, the first quarter included some front-loading of annual expenses and some residual expenses associated with our exit from the prime jumbo business. We expect the cost reduction benefits of this to be evident over the remainder of the year,

Looking ahead to the balance of 2017, we will continue to search for incremental cost saving opportunities, as well as further growth of our backstop guarantee business for rep and warranty risk on prime jumbo mortgage loans. When combined with our core holdings in Multi-Family MBS, I believe that our simplified business strategy concentrated on the Agency hybrid sector positions us well within the mortgage REIT sector".

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of March 31, 2017:

For the period ended March 31, 2017	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans (3)	Unrestricted Cash (4)	Total
Amortized Cost	1,002,116,876	52,876,433	11,063,929	7,784,817	32,713,356	1,106,555,411
Market Value	999,910,670	55,451,871	4,877,688	7,265,907	32,713,356	1,100,219,492
Repurchase Agreements	(948,712,000)	(20,362,000)	(2,151,000)	-	-	(971,225,000)
Hedges	4,872,365	104,573	-	-	-	4,976,938
Other (5)	4,585,765	(26,950)	58,632	12,563	(506,150)	4,123,860
Restricted Cash and Due to Broker	6,792,125	(14,595)	-	-	-	6,777,530
Equity Allocated	67,448,925	35,152,899	2,785,320	7,278,470	32,207,206	144,872,820

Debt/Net Equity (6)	14.07	0.58	0.77	-	-	6.70

For the period ended March 31, 2017	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans (7)	Unrestricted Cash	Total
Yield on Earning Assets (8)	2.67%	8.84%	-0.49%	49.37%	-	3.16%
Less Cost of Funds	0.85%	1.10%	0.79%	-	-	0.86%
Net Interest Margin (9)	1.82%	7.74%	-1.28%	49.37%	-	2.30%

(1)   Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $0, and the fair value of our investments in Multi-Family MBS is $35,810,200.

(2) Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts.
(3) Includes mortgage servicing rights.
(4) Includes cash and cash equivalents.
(5) Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(6) Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(7) Includes income on mortgage servicing rights.
(8) Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 2.97%.
(9) Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the quarters ended March 31, 2017 and December 31, 2016 (percentages are annualized):

Expenses	For the quarter ended March 31, 2017	For the quarter ended December 31, 2016

Management Fees	$ 544,510	$ 598,867
G&A Expenses (1)	$ 905,555	$ 688,171
Operating Expenses Reimbursable to Manager	$ 1,208,943	$ 1,173,830
Other Operating Expenses	$ 220,496	$ 87,038
Compensation Expense	$ 52,874	$ 53,021
Total Expenses	$ 2,932,378	$ 2,600,927

Period-End Capital	$ 144,872,820	$ 142,466,865

Management Fees	$ 544,510	$ 598,867
G&A, Other Operating Expenses and Reimbursable	$ 2,218,081	$ 1,763,072
Compensation Expenses	$ 52,874	$ 53,021
Expenses related to Prime Jumbo Loans	$ 116,913	$ 185,967

Management Fees as % of Capital	1.50%	1.68%
G&A, Other, Reimbursable and Compensation as % of Capital	6.27%	5.10%
Expenses related to Prime Jumbo Loans as % of Capital	0.32%	0.52%

(1) Excludes $683,017 and $696,616 in non-interest expense attributable to the consolidated trusts for the quarters ended March 31, 2017 and December 31, 2016, respectively.

The increase in G&A, Other Operating, Reimbursable and Compensation Expenses as a percentage of Capital over the past quarter is primarily a function of higher audit, administrator and legal expenses relative to the fourth quarter of 2016. Certain of these expenses are front-loaded for the year, and accordingly we anticipate a decline in such expenses for the remainder of 2017.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the quarters ended March 31, 2017 and December 31, 2016:

	Quarter Ended March 31, 2017			Quarter Ended December 31, 2016

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity

Core Earnings *	$ 2,683,807	$ 0.15	5.32%	$ 2,789,902	$ 0.19	5.85%
GAAP Net Income (Loss)	$ 1,488,632	$ 0.08	2.95%	$ 10,647,288	$ 0.72	22.31%
Comprehensive Income (Loss)	$ 5,039,534	$ 0.29	9.99%	$ (639,702)	$ (0.04)	(1.34)%

Weighted Ave Shares Outstanding		17,539,258			14,762,006
Weighted Average Equity		$204,528,652			$189,868,791

Stockholders' Equity and Book Value Per Share

As of March 31, 2017, our stockholders' equity was $144.9 million and our book value per common share was $6.14 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.05 per share of common stock for the months of April, May and June 2017.

Second Quarter 2017 Common Stock Dividends

Month	Dividend	Record Date	Payment Date

April 2017	$0.05	April 17, 2017	April 27, 2017

May 2017	$0.05	May 15, 2017	May 30, 2017

June 2017	$0.05	June 15, 2017	June 29, 2017

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the second quarter of 2017 of $0.1823 per share of Series A Preferred Stock:

Second Quarter 2017 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

April 2017	$0.1823	April 17, 2017	April 27, 2017

May 2017	$0.1823	May 15, 2017	May 30, 2017

June 2017	$0.1823	June 15, 2017	June 27, 2017

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions, interest rates, the general economy and political conditions and related matters. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to consolidate the assets and liabilities of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts. However, our maximum exposure to loss from consolidation of the trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of March 31, 2017 and December 31, 2016 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three Months Ended	Three Months Ended
	March 31, 2017	December 31, 2016
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$1,488,632	$10,647,288

Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$9,317,003	$3,854,528
Unrealized (Gain) Loss on fair value securities	$(9,448,270)	$1,113,666
Realized (Gain) Loss on derivative contracts, net	$(2,233,051)	$(78,876)
Unrealized (Gain) Loss on derivative contracts, net	$3,077,088	$(12,667,801)
Realized (Gain) Loss on mortgage loans held-for-sale	$174	$34,988
Unrealized (Gain) Loss on mortgage loans held-for-sale	$3,709	$148,138
Unrealized (Gain) Loss on mortgage servicing rights	$126,446	$(415,376)
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$(1,299,630)	$(385,309)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$368,343	$(324,209)
Other income	$(12,171)	$(5,465)
Subtotal	$(100,363)	$(8,725,716)

Other Adjustments
Recognized compensation expense related to restricted common stock	$6,620	$6,771
Adjustment for consolidated securities/securitization costs	$1,136,592	$861,559
Adjustment for one-time charges	$152,322	$-
Core Earnings	$2,683,807	$2,789,902

Weighted average shares outstanding - Basic and Diluted	17,539,258	14,762,006

Core Earnings per weighted share outstanding - Basic and Diluted	$0.15	$0.19

Additional Information

As of March 31, 2017, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of March 31, 2017 is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value	$1,219,903,501
Multi-Family Securitized Debt Obligations (non-recourse)	$(1,200,261,830)
Net Carrying Value	$19,641,671
Multi-Family MBS PO	$35,810,200
Cash and Other	$63,028
Repurchase Agreements	$(20,362,000)
Net Capital in Multi-Family	$35,152,899

As of March 31, 2017, we have determined that we were the primary beneficiary of one prime jumbo residential mortgage securitization trust, CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of March 31, 2017 is set forth below:

Residential Loans held in Securitization Trusts, at fair value (1)	$131,769,523
Residential Securitized Debt Obligations (non-recourse)	$(126,891,835)
Net Carrying Value	$4,877,688
Non-Agency RMBS	$-
Cash and Other	$58,632
Repurchase Agreements	$(2,151,000)
Net Capital in Non-Agency	$2,785,320

(1) Excludes $1,128,790 in Mortgage Servicing Rights

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"), and mortgage servicing rights. The Company's objective remains to deliver attractive cash flow returns over time to its investors, primarily through dividends and secondarily through capital appreciation. Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19 th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31, 2017 (1)	December 31, 2016 (1)
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $1,040,598,558 and $876,121,505 for
March 31, 2017 and December 31, 2016, respectively)	$1,035,720,870	$870,929,601
Mortgage loans held-for-sale, at fair value	2,822,751	2,849,536
Multi-family loans held in securitization trusts, at fair value	1,215,157,038	1,222,905,433
Residential loans held in securitization trusts, at fair value	132,454,523	141,126,720
Mortgage servicing rights, at fair value	3,314,363	3,440,809
Cash and cash equivalents	32,713,356	27,534,374
Restricted cash	7,693,120	10,355,222
Deferred offering costs	96,532	96,489
Accrued interest receivable	8,078,915	7,619,717
Investment related receivable	2,193,766	3,914,458
Derivative assets, at fair value	4,976,938	8,053,813
Other assets	724,267	775,031

Total assets	$2,445,946,439	$2,299,601,203

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$971,225,000	$804,811,000
Multi-family securitized debt obligations	1,195,536,818	1,204,583,678
Residential securitized debt obligations	126,535,978	134,846,348
Accrued interest payable	5,534,935	5,467,916
Dividends payable	39,132	39,132
Deferred income	200,534	203,743
Due to broker	915,590	4,244,678
Fees and expenses payable to Manager	709,000	880,000
Other accounts payable and accrued expenses	376,632	2,057,843

Total liabilities	2,301,073,619	2,157,134,338

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at March 31,
2017 and December 31, 2016, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 17,539,258 and 17,539,258
shares issued and outstanding, at March 31, 2017 and December 31, 2016, respectively	175,348	175,348
Additional paid-in capital	204,262,178	204,264,868
Accumulated other comprehensive income (loss)	(5,717,728)	(9,268,630)
Cumulative distributions to stockholders	(92,735,592)	(89,224,194)
Accumulated earnings (deficit)	1,731,642	(637,499)

Total stockholders' equity	144,872,820	142,466,865

Total liabilities and stockholders' equity	$2,445,946,439	$2,299,601,203

(1) Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIE's) as the Company is the primary beneficiary of these VIEs. As of March 31, 2017 and December 31, 2016, assets of consolidated VIEs totaled $1,352,797,965 and $1,369,120,941, respectively, and the liabilities of consolidated VIEs totaled $1,327,149,816 and $1,344,404,080, respectively

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2017	2016

Revenues:
Interest income:
Available-for-sale securities	$6,822,622	$4,899,038
Mortgage loans held-for-sale	28,763	122,237
Multi-family loans held in securitization trusts	13,948,754	15,437,804
Residential loans held in securitization trusts	1,355,438	4,152,406
Cash and cash equivalents	35,734	5,710
Interest expense:
Repurchase agreements - available-for-sale securities	(2,095,474)	(1,489,413)
Repurchase agreements - mortgage loans held-for-sale	-	(76,200)
Multi-family securitized debt obligations	(13,237,724)	(14,112,709)
Residential securitized debt obligations	(1,074,352)	(3,178,442)

Net interest income	5,783,761	5,760,431

Other-than-temporary impairments
Increase in credit reserves	-	(20,994)
Additional other-than-temporary credit impairment losses	-	-

Total impairment losses recognized in earnings	-	(20,994)

Other income:
Realized gain (loss) on sale of investments, net	(9,317,003)	(6,383,153)
Change in unrealized gain (loss) on fair value option securities	9,448,270	(371,095)
Realized gain (loss) on derivative contracts, net	2,233,051	(1,585,541)
Change in unrealized gain (loss) on derivative contracts, net	(3,077,088)	(8,462,400)
Realized gain (loss) on mortgage loans held-for-sale	(174)	(986)
Change in unrealized gain (loss) on mortgage loans held-for-sale	(3,709)	197,902
Change in unrealized gain (loss) on mortgage servicing rights	(126,446)	(900,288)
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	1,299,630	1,536,317
Change in unrealized gain (loss) on residential loans held in securitization trusts	(368,343)	(2,554,077)
Other interest expense	(152,322)	-
Servicing income	252,738	223,678
Other income	12,171	24,982

Total other income (loss)	200,775	(18,274,661)

Expenses:
Management fee	544,510	623,223
General and administrative expenses	1,588,572	1,632,511
Operating expenses reimbursable to Manager	1,208,943	1,204,811
Other operating expenses	220,496	882,206
Compensation expense	52,874	69,639

Total expenses	3,615,395	4,412,390

Net income (loss)	2,369,141	(16,947,614)

Dividends to preferred stockholders	(880,509)	(880,509)

Net income (loss) attributable to common stockholders	$1,488,632	$(17,828,123)

Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$1,488,632	$(17,828,123)
Weighted average number of shares of common stock outstanding	17,539,258	14,605,515
Basic and diluted income (loss) per share	$0.08	$(1.22)
Dividends declared per share of common stock	$0.15	$0.18

CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp. (212) 257 5073